Exhibit 99.1

News Release

Date:	Monday, May 18, 2009

Contact:	Greg Gibson, Chief Executive Officer or Roger Mobley, Chief Financial Officer
(828) 243-5175 or (828) 697-3106

Release Date:	For Immediate Release

1st Financial Services Corporation Reports First Quarter Earnings

HENDERSONVILLE, N.C. / May 18 / PRNewswire / 1st Financial Services Corporation (OTCBB:FFIS), parent company of Mountain 1st Bank & Trust Company reported earnings of $375 thousand or $0.02 per diluted share for the first quarter of 2009. This compares with $789 thousand or $0.15 per diluted share earned during the same period in 2008. Pre-provision, pre-tax income, a non-GAAP measure the Company uses to provide a more representative comparison of operational performance rose significantly increasing $808 thousand or 42.4% to $2.7 million as compared with $1.9 million during the first quarter of 2008. Pre-provision, pre-tax income for the first quarter of 2009 totaled $2.7 million with provision for loan losses amounting to $2.3 million while income tax expense totaled $34 thousand resulting in earnings of $375 thousand. For the same period in 2008, pre-provision, pre-tax income amounted to $1.9 million as provision for loan losses totaled $685 thousand while income tax expense totaled $432 thousand resulting in net income of $789 thousand. At March 31, 2009, the Bank’s assets totaled $716.9 million, representing an increase of $9.7 million or 1.4%, as compared with total assets of $707.1 million at December 31, 2008. Loans and deposits totaled $589.7 million and $589.4 million, respectively at March 31, 2009. This compares with $584.0 million and $591.0 million, respectively, at December 31, 2008.

Greg Gibson, CEO stated, “We are pleased that 1st Financial recorded a profit during the first quarter and are very happy with the significant expansion in pre-provision, pre-tax earnings produced by the Company. However, we still remain in the worst economy in generations and as a result, a larger provision for loan losses during the first quarter adversely impacted the Company’s performance during the period. Management is actively working with stressed borrowers to strengthen their financial position and improve their ability to meet their obligations to the Bank. For those credits which are deemed severely distressed or non-performing, management is actively seeking to liquidate these loans through their sale to third parties or through the liquidation of collateral securing these credits. We believe that taking what we deem to be aggressive but prudent steps to liquidate any troubled assets as quickly as possible should place the Company in a favorable position to benefit from an improvement in the economy once this occurs.”

Gibson added, “The banking industry has experienced extreme challenges over the past two years. To date, 1 st Financial has been successful in navigating the hurdles presented by the prevailing economic environment and has been able to make what we believe to be significant strides toward positioning the Company to perform well upon the waning of the current recession. We expect economic challenges to persist for at least the remainder of 2009 and probably into 2010, but believe that the actions currently being taken by the Company will continue to strengthen our balance sheet and position us well when economic conditions improve.”

101 Jack Street — Hendersonville — North Carolina — 28792

828-697-3100 Fax: 828-693-5008

This Press Release and its exhibits may contain statements relating to our financial condition, results of operations, plans, strategies, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” “opportunity,” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission from time to time. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of our customers; (b) customer acceptance of our services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against larger financial institutions in our banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (e) our ability to manage our growth and to underwrite increasing volumes of loans; (f) the impact on our profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce our net interest margin and/or the volumes and values of loans we make and securities we hold; (h) weather and similar conditions that affect our customers in the markets we serve; (i) changes in general economic or business conditions and the real estate market in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in our business that we do not expect. Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

About 1st Financial Services Corporation

Formed in May 2008, 1st Financial Services Corporation is the parent company of Mountain 1st Bank & Trust Company, and is currently traded on the Over The Counter Bulletin Board under the symbol FFIS. Established in mid 2004, Mountain 1st Bank and Trust is one of the fastest growing and most successful de novo community banks in the southeast. With over $700 million in assets, Mountain 1st Bank and Trust’s more than 170 employees serve ten counties in western North Carolina through fifteen full service branches. For more information, visit www.mountain1st.com.

SOURCE: 1st Financial Services Corporation

101 Jack Street — Hendersonville — North Carolina — 28792

828-697-3100 Fax: 828-693-5008

1st Financial Services Corporation Selected Financial Highlights

Selected Income Statement Data and Ratios

(unaudited)

	For the Three Months Ended March 31,		Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
	2009	2008
	(dollars in thousands except share and per share data)

Net interest income	$5,517	$5,057	$460	9.10%
Provision for loan losses	2,305	685	1,620	236.50%
Noninterest income	1,591	1,358	233	17.16%
Noninterest expense	4,394	4,509	(115)	-2.55%

Income before income taxes	409	1,221	(812)	-66.50%
Income tax expense	34	432	(398)	-92.13%

Net income	375	789	(414)	-52.47%
Accretion of preferred stock	49	—	49	n/a
Preferred dividends accrued	205	—	205	n/a

Net income available to common stockholders	$121	$789	(668)	-84.66%

Net interest margin	3.25%	3.36%	-0.11%	-3.21%
Return on average assets	0.21%	0.50%	-0.29%	-57.66%
Return on average equity	2.59%	6.72%	-5.73%	-85.25%
Efficiency ratio	61.82%	70.29%	-8.47%	-12.05%
Net charge-offs to average total loans, excluding held for sale	0.27%	0.00%	0.27%	n/a %
Nonperforming assets to period end loans and other real estate	2.39%	0.25%	2.14%	857.23%
Nonperforming assets to total assets	1.95%	0.20%	1.75%	876.90%
Net income per share:
Basic	$0.02	$0.16	(0.10)	-84.66%
Diluted	$0.02	$0.15	(0.12)	-83.87%
Weighted average shares outstanding:
Basic	4,997,027	4,997,027	0	0.00%
Diluted	4,997,320	5,256,327	(259,007)	-4.93%

Selected Balance Sheet Data (unaudited)			Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
	As of	As of
	March 31, 2009	December 31, 2008
(dollars in thousands except share and per share data)

Total assets	$716,881	$707,136	$9,745	1.38%
Loans, including loans held for sale	589,687	584,033	5,654	0.97%
Allowance for loan losses	9,766	9,013	753	8.35%
Deposits	589,375	591,014	(1,639)	-0.28%
Federal funds purchased and securities sold under agreements to repurchase	966	1,372	(406)	-29.59%
Borrowings	59,000	48,000	11,000	22.92%
Shareholders’ equity	63,110	62,570	540	0.86%
Book value per common share	$9.55	$9.44	0.10	1.06%

+++End of Release+++

101 Jack Street — Hendersonville — North Carolina — 28792

828-697-3100 Fax: 828-693-5008